                                 EXHIBIT 10.9

                             EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the fifteenth day of January, 1996 (the "Effective Date") by and between Aurtex, Inc., a Nevada corporation (the "Company"), and Theodore J. Georgelas (the "Employee").

                                   RECITALS

A. Employee is willing to be employed by the Company as a President and Chief Executive Officer and the Company wishes to so employ Employee, all on the terms and conditions contained herein.

NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter contained, the parties hereby agree as follows:

1.  AGREEMENT.
    ---------

    1.1 Employment. The Company hereby engages Employee as a President and Chief Executive Officer of the Company, and Employee hereby accepts such employment, all on the terms and conditions set forth in this Agreement. Employee shall have such responsibilities and duties as are consistent with his position of a President and Chief Executive Officer of the Company. Employee shall report to the Board of Directors of the Company.

    1.2 Extent of Service. Employee shall devote substantially all of his business time, ability and energy to the performance of his duties hereunder; provided, that Employee may devote reasonable time during normal business hours to such civic and charitable activities as he deems appropriate. The Company's principal office shall be located in McLean, Virginia.

2.  COMPENSATION
    ------------

    2.1 Base Salary. As compensation for the performance by Employee of his obligations as President and Chief Executive Officer hereunder, beginning with the commencement of his employment hereunder and upon the Effective date hereof, the Company shall pay Employee a base salary at the rate of $120,000 per year (the "Base Salary"), less the usual payroll deductions and required withholdings, payable in accordance with the normal payment pattern of the Company.

    2.2 Additional Incentive Compensation. In addition to Base Salary, Employee shall also receive as additional compensation in the form of a restricted stock grant. The Board of Directors of the Company shall grant to Employee, as of the record date of a reverse stock split, but no late than September 1, 1996, 500,000 shares of the Company's post reverse split Common Stock. Such stock grant be fully vested on the date of grant and the Board of Directors shall provide that such shares granted to Employee shall contain piggyback registration rights.

    2.3 Expenses. The Company shall pay directly or reimburse the Employee promptly for all reasonable business expenses incurred by the Employee in the performance of his duties hereunder so long as the Employee furnishes to the Company appropriate documentation regarding such expenses.

    2.4 Benefits and Perquisites. The Employee and his family shall be entitled, at the Company's cost, to participate in the Company's health insurance program. Employee shall also be entitled to participate in the Company's 401K and other retirement plans, and other benefit plans and programs as may become generally available to executives of the Company.

    2.5 Vacations. Subject to the requirements of the Employee's office, Employee shall be entitled to three weeks of vacation during each calender year, pro-rated for partial years. Employee shall not be entitled to accrue in any calender year for use in later years more than five days of unused vacation.

    2.6 Directors and Officers Insurance. The Company will, at its sole cost, use its best efforts to maintain Directors and Officers Insurance similar to the insurance in effect on the Effective Date of this Agreement for the original or any extended term of this Agreement.

3.  TERMS AND TERMINATION.
    ---------------------

    3.1 Term. The initial term of Employee's employment with the Company shall commence on January 15, 1996 and shall end on January 14, 1997. Unless Employee or the Company shall have given the other notice of his or its election not to extend the employment of Employee hereunder at least 90 days prior to the expiration of the original or any extended term of this Agreement, this Agreement automatically shall extent for one year terms following the expiration of the original and each extended term hereof.

    3.2  Rights of Severance in the Event of Termination.
         -----------------------------------------------

         (a)  Severance Pay.
              -------------

              (1) If Employee's employment shall be terminated by the Company without "cause" at any time during the initial or extended term of this Agreement, the Company shall pay to Employee as severance an amount equal to the base salary remaining to be paid under this Agreement. The amount of severance pay payable pursuant to this clause shall be paid to Employee with 10 days of the termination of Employee's employment.

              (2) If the Company terminates Employee's employment for "cause" at any time, or if Employee voluntarily terminates his employment, Employee shall not be entitled to any severance pay or other fringe benefit continuation under this Section 3.2. For purposes of this Agreement, "cause" shall mean and be limited to: (i) any willful and material act of dishonesty or fraud which is materially injurious to the Company; (ii) conviction of, or plea of nolo contendere to a felony involving moral turpitude; (iii) repeated or continuous failure, neglect or refusal to perform Employee's duties hereunder following not less than 30 days prior written notice of such failure, neglect, refusal or breach.

  3.3 Death or Disability. The Company shall, at its expense obtain a disability insurance policy in favor or Employee equal to 50% of the Employee's annual salary. In the event of Employee's death or permanent disability, as hereinafter defined, the compensation payable to him under Section 2 hereof shall cease. After the date Employee is deemed to be permanently disabled, Employee shall be entitled to receive a lump sum or other disability payments in accordance with such disability insurance policy.

For purposes of this Agreement, Employee shall be deemed to have become "permanently disabled" if, because of ill health or mental disability: (i) he shall have been unable to perform his duties and responsibilities hereunder in the ordinary and usual manner required of a person in Employee's position for 180 days (consecutively or cumulatively in any period of 365 days); and (ii) after such 180-day period either the Company or the Employee shall have been advised the other in writing, together with professional third party diagnosis in writing, that Employee shall be deemed to be permanently disabled. The date Employee shall be deemed to be permanently disabled shall be the first day immediately following delivery of said written notice of disability.

  3.4 No Duty of Mitigation. The Company acknowledges that it would be very difficult and generally impractical to determine the ability of or extent to which Employee may mitigate any damages he may incur by reason of termination of this Agreement as provided in Section 3.2 above or otherwise. The Company has taken this into account in entering into this Agreement and, accordingly, the Company acknowledges and agrees that Employee shall have no duty to mitigate any such damages and that Employee shall be entitled to receive all of the payments and benefits provided for herein regardless of any income that Employee may receive from other sources after any such termination.

4. CONFIDENTIALITY. The Employee shall not, unless authorized by the Company, disclose to anyone outside the Company, or use in other than Company business, confidential information relating to the business of the Company. Employee agrees and understands that information received in confidence from third parties by the Company are included within the meaning of confidential information hereunder. Employee shall return to the Company all tangible forms of such confidential information or materials in his possession upon termination of employment. This Section 4 shall not apply to any such information or material which: (a) is now or becomes generally available to the public other than as a result of a breach of this Section 4; (b) was in the Employee's possession on a nonconfidential basis prior to its being obtained by the Employee in the capacity of an employee, officer, of director of the Company or as a consultant to the Company; or (c) is now or becomes available to the Employee on a nonconfidential basis from a source other than the Company; provided, the Employee does not know (or have reason to know) of any breach by such source of any confidentiality obligations it may have with respect thereto.

5.     NONCOMPETITION; NONSOLICITATION; REMEDIES.
       -----------------------------------------

  5.1 Agreement Not to Compete. Employee shall not, during the initial or any extended term of this agreement, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, shareholder or in any other capacity, own, manage, operate, join, control, or participate in the ownership, management, operation or control of or furnish any capital to or be connected in any manner with or provide any services as a consultant for, any business which competes with the business of the Company or its subsidiaries or affiliates as it may be conducted from time to time. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to preclude Employee from owning publicly traded capital stock of any entity, whether or not in competition with the business of the Company, its subsidiaries or affiliates.

  5.2 No Solicitation. Employee shall not, during the initial or any extended term of this Agreement either directly or indirectly, on his own behalf or in the services of others, solicit or induce employees of the Company to leave the employ of the Company or hire any employees of the Company without having received the Company's prior written permission to do so.

  5.3 Equitable Relief. Employee hereby acknowledges and agrees that any breach or threatened breach of any term, provision and/or covenant of Section 4 or 5 of this Agreement could cause irreparable injury to the Company which could not be adequately compensated in monetary damages and that the remedy at law for such breach will be entirely insufficient and inadequate to protect the Company's legitimate interest. Therefore, the Employee hereby acknowledges and agrees that the Company shall at all times be and remain fully entitles to seek and obtain injunctive relief for any such breach or threatened breach in addition to any and all other rights and remedies available to the Company at law or in equity.

6.  MISCELLANEOUS.
    -------------

  6.1 Notice. Notices authorized or required to be sent pursuant to this Agreement shall be in writing and shall be considered given upon personal delivery or five days after deposit in U.S. Mail, by certified or registered mail, return receipt requested, to the parties at the following addresses:

If to Employee, at:    Theodore J. Georgelas
                       7601 Lewinsville Road, Suite 200
                       McLean, Va.  22102

if to Company, at:     Aurtex, Inc.
                       7601 Lewinsville Road, Suite 200
                       McLean, Va.  22102

Either party may change the address of notice hereunder by providing to the other party notice of such change in accordance with this Section 6.1.

  6.2 Construction and Assignment. This Agreement and the performance hereof shall be governed, interpreted, construed and regulated by the laws of the Commonwealth of Virginia applicable to agreements made and to be performed entirely in Virginia. This Agreement shall not be assignable by the Employee or the Company.

  6.3 Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

  6.4 Severability. If any terms, covenant, condition, or provision of this Agreement, or the application thereof to any person or circumstance, shall at anytime or to any extent be invalid or unenforceable, the remainder of this Agreement, or the application or such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

  6.5 Entire Agreement. This Agreement constitutes the entire Agreement and understanding of the parties with respect to the transactions contemplated herein, and supersedes all prior agreements, arrangements, policies and undertakings related to the subject matter thereof. No representation, promise, inducement or statement of intention has been made by any of the parties not embodied in this Agreement or in the documents referred to herein, and no party shall be bound by or liable for any alleged misrepresentation, promise, inducement, or statements of intention not set forth or referred to herein.

  6.6 Arbitration. Any controversy or dispute hereunder shall be submitted to arbitration under the rules then in effect of the American Arbitration Association. The determination of the arbitrator(s) shall be binding, final and conclusive on the parties. The expenses in connection with any arbitration shall be borne equally by the parties unless determined otherwise by the arbitrator(s).

  6.7 Attorneys' Fees. In the event of any suit, arbitration or other proceeding between the parties hereto with respect to any of the transactions contemplated hereby or the subject matter hereof, the prevailing party as determined by the court or the arbitrator(s) shall, in addition to such other relief as the court or arbitrator(s) may award, be entitled to recover from the other party its attorneys' fees and expenses actually incurred in such suit, arbitration or other proceeding.

  6.8 Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

IN WITNESS WHEREOF, the Company and the Employee have executed this agreement as of the day and year first above written


                                 AURTEX, INC.


                                 By: ______________________________________
                                        S. Allan Kline
                                        Acting Chairman of the Board

                                 EMPLOYEE


                                 By: ______________________________________
                                        Theodore J. Georgelas